UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2020 (August 12, 2020)

SMART GLOBAL HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Cayman Islands	001-38102	98-1013909
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Maples Corporate Services Limited P.O. Box 309 Ugland House Grand Cayman	KY1-1104 Cayman Islands (Zip Code)
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (510) 623-1231

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.03 par value per share	SGH	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officers; Departure of Certain Officers

On August 13, 2020, SMART Global Holdings, Inc. (“SGH” or the “Company”) announced that, on August 12, 2020, the Board of Directors of the Company (the “Board”) approved the appointment of Mark Adams to serve as the President and Chief Executive Officer (“CEO”) of the Company, effective August 31, 2020. At that time, Ajay Shah will step down as the President and CEO of the Company, but he will continue to lead the Board as its Executive Chairman. Mr. Shah’s decision to resign as President and CEO came after he assisted the Board in selecting and recruiting Mr. Adams as his successor, and is not the result any disagreement with the Company or the Board. It is anticipated that, as soon as practicable after Mr. Adams assumes his duties as President and CEO, the Company will also appoint him, or nominate him for election, to the Board.

Mr. Adams served as the CEO of Lumileds, Inc. from February 2017 until March 2019, and he currently remains in an advisory role to Lumileds, Inc. Previously, Mr. Adams served as the President of Micron Technology, Inc. from February 2012 to February 2016. From 2006 to February 2012, Mr. Adams served in a number of positions at Micron Technology, Inc., including as the Vice President of Worldwide Sales and the Vice President of Digital Media. Prior to joining Micron Technology, Inc., Mr. Adams served as the Chief Operating Officer of Lexar Media, Inc. in 2006. Mr. Adams also served as the Vice President of Sales and Marketing of Creative Labs, Inc. from 2002 to 2006. In addition, he held numerous roles at Creative Labs, Inc. prior to 2002, including five years as the General Manager of Latin America. Prior to joining Creative Labs, Inc., Mr. Adams spent five years in major account sales for the enterprise server business of NCR Corporation. Mr. Adams has served as a member of the Board of Directors of Seagate Technology PLC since 2017, the Board of Directors of Cadence Design Systems, Inc. since 2015, and the Board of Directors of Whistle Sports, Inc. since 2014. Mr. Adams holds a Master of Business Administration degree from Harvard University, focused in finance and international marketing.

On August 12, 2020, the Company entered into an offer letter agreement with Mr. Adams (the “Offer Letter”). Pursuant to the terms of the Offer Letter, the Company will pay Mr. Adams an annualized base salary of $750,000 per year. Mr. Adams will also receive a $200,000 sign-on bonus, which is subject to immediate repayment if, prior to August 31, 2021, the Company terminates Mr. Adams’ employment for “cause” or he resigns without “good reason” (each as defined in the Offer Letter). In addition, Mr. Adams will be eligible to receive an annual bonus under the Company’s annual bonus program, with a target amount equal to 100% of his annual base salary, subject to the achievement of applicable performance goals determined by the Board. The Company’s annual bonus program currently provides for two semi-annual bonus payments, and the portion of Mr. Adams’ annual bonus applicable to the first semi-annual period during the Company’s fiscal year ending 2021 will not be less than $175,000. During his employment, Mr. Adams will be eligible to participate in employee benefits and programs that are available to similarly-situated senior executive officers of the Company.

The Offer Letter provides that, following his August 31, 2020 start date, subject to Board approval, the Company will grant Mr. Adams: (i) 225,000 time-based restricted shares or restricted share units which will vest over four years, with 25% vesting on approximately the one-year anniversary of its grant date and the remaining 75% vesting in equal quarterly installments thereafter, and (ii) 250,000 performance-based restricted shares or restricted share units which will vest annually over four years, subject to the achievement of a 60 trading day rolling average closing price of an ordinary share of SGH in excess of specified hurdles at any point during the year preceding the applicable annual vesting date (or the year preceding any subsequent annual vesting date). In all events, these awards will be subject to the terms of definitive award agreements to be entered into at the time of grant. Pursuant to the Offer Letter (and unless otherwise provided in an applicable award agreement), to the extent not already vested, if an award is assumed, substituted or continued in connection with a “change in control” (as defined in the Offer Letter), then (i) a pro-rated portion of each performance-based award will vest (based upon actual performance achievement through the date of the “change in control”), and (ii) the remainder of each performance-based award will vest in equal monthly installments over the remainder of the original performance period.

Subject to the approval of the Board, during the first half of the Company’s fiscal year ending 2021, the Company will also grant to Mr. Adams 250,000 time-based options which will vest over four years, with 25% vesting on approximately the one-year anniversary of the grant date, and the remaining 75% vesting in equal monthly installments thereafter. These options will have an exercise price equal to the closing price of an ordinary share of SGH on the grant date. In all events, these options will be subject to the terms of a definitive award agreement to be entered into at the time of grant.

Pursuant to the Offer Letter, if the Company terminates Mr. Adams’ employment without “cause” or Mr. Adams resigns for “good reason,” then, subject to Mr. Adams’ execution of a release of claims against the Company, Mr. Adams would receive (i) an amount equal to 100% of his annual base salary in substantially equal installments during the following 12 months, (ii) a pro-rated portion of his annual bonus for the year of termination, subject to actual performance, and (iii) if applicable, payment or reimbursement for up to 12 months of COBRA health continuation coverage for himself and his family. However, if his termination without “cause” or resignation for “good reason” occurs within two months before or 12 months after a “change in control,” then, subject to Mr. Adams’ execution of a release of claims against the Company, Mr. Adams would, in lieu of the previously-described payments and benefits, receive (a) an amount equal to 150% of his annual base salary plus 150% of his annual bonus for the most recently completed fiscal year, paid in substantially equal installments during the following 12 months, (b) a pro-rated portion of his annual bonus for the year of termination, subject to actual performance, (c) if applicable, payment or reimbursement for up to 18 months of COBRA health continuation coverage for himself and his family, and (d) unless otherwise provided in an applicable award agreement, 100% vesting of all outstanding equity awards (subject to the provisions relating to performance-based equity awards described above).

The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item8.01	Other Events

A copy of the press release announcing Mr. Adams’ appointment is attached hereto as Exhibit 99.1 and incorporated by reference herein. For purposes of Section 18 of the Securities Exchange Act of 1934, the press release is deemed furnished, not filed.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
10.1	Offer Letter by and between SMART Global Holdings, Inc. and Mark Adams, dated August 12, 2020
99.1	Press Release entitled “SMART Global Holdings Names Mark Adams as New CEO” issued by SMART Global Holdings, Inc. on August 13, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SMART Global Holdings, Inc.

By:	/s/ Bruce Goldberg
	Name:	Bruce Goldberg
	Title:	Vice President, Chief Legal and Compliance Officer

August 13, 2020